Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BankUnited, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Miami, Florida
July 31, 2014
Certified Public Accountants